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Exhibit 10.27.6

                                 DEED OF LEASE

                                 BY AND BETWEEN

                                SMII FAIRFAX, LLC
                                  ("LANDLORD")

                                      AND

                                 EUROTECH, LTD.
                                   ("TENANT")

                                 WILLOW WOOD II
                                10306 EATON PLACE
                                FAIRFAX, VIRGINIA




                                             HOLLAND & KNIGHT LLP
                                             2100 Pennsylvania Avenue, N.W.
                                             Suite 400
                                             Washington, D.C. 20037
                                             (202) 955-3000
                                             (202) 955-5564 (FAX)

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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
 1.  BASIC LEASE TERMS........................................................1

 2.  PREMISES.................................................................1

 3.  TERM AND COMMENCEMENT OF TERM............................................2

 4.  RENT.....................................................................2

 5.  SECURITY DEPOSIT.........................................................5

 6.  USE......................................................................7

 7.  ASSIGNMENT AND SUBLETTING................................................8

 8.  IMPROVEMENTS AND FIXTURES...............................................10

 9.  UTILITIES AND SERVICES..................................................10

10.  RIGHTS OF LANDLORD......................................................12

11.  LIABILITY...............................................................13

12.  INSURANCE...............................................................13

13.  FIRE OR CASUALTY........................................................14

14.  EMINENT DOMAIN ..........................................................14

15.  SUBORDINATION AND ESTOPPEL CERTIFICATES.................................15

16.  DEFAULT AND REMEDIES....................................................15

17.  BANKRUPTCY..............................................................17

18.  PAYMENT OF TENANTS OBLIGATIONS BY LANDLORD AND UNPAID RENT..............18

19.  VOLUNTARY SURRENDER.....................................................18

20.  ABANDONMENT OF PERSONAL PROPERTY........................................18

21.  HOLD-OVER...............................................................19

22.  INTENTIONALLY OMITTED...................................................19

23.  PARKING.................................................................19

24.  NOTICES.................................................................19

25.  BROKERS.................................................................19

26.  ENVIRONMENTAL CONCERNS..................................................19

27.  LANDLORD'S LIEN.........................................................20

28.  RULES AND REGULATIONS...................................................20

29.  QUIET ENJOYMENT.........................................................20

30.  MISCELLANEOUS PROVISIONS................................................20

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                                LIST OF EXHIBITS

                    EXHIBIT A:   Floor Plan of Premises

                    EXHIBIT B:   Work Agreement

                    EXHIBIT C:   Declaration of Commencement Date

                    EXHIBIT D:   Rules and Regulations

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                                  DEED OF LEASE


         THIS DEED OF LEASE (this "Lease") is made AS of the 30th day of August, 2000 (the "Effective Date"), by and between SMII FAIRFAX, LLC, a Delaware limited liability company ("Landlord") and EUROTECH, LTD., A District of Columbia corporation ("Tenant"), who agree as follows:


1. BASIC LEASE TERMS. The following terms shall have the following meanings in this Lease:

         a.       PREMISES:         Approximately 7,861 rentable square feet of
                                    space and located on the Second (2nd) floor of the Building (described in Section 1.b., below), all as outlined on the floor plan attached hereto as Exhibit A.

         b.       BUILDING:         10306 Eaton Place, Fairfax, Virginia (the
                                    "Building"), containing approximately
                                    120,426 rentable square feet of space.

         c.       COMMENCEMENT DATE: September 1, 2000

                  TERM:             Five (5) years

         d.       INITIAL ANNUAL
                  BASE RENT*:       $28.50 per rentable square foot
                                    $224,038.50 per annum *
                                    $ 18,669.88 per month
             ['subject to escalation as provided for in this Lease]

        **        BASE YEAR:        Calendar Year 2001

        f.     TENANT'S PRO RATA SHARE       6.53 %*
               OF OPERATING EXPENSES:

               TENANT'S PRO RATA SHARE       6.53 %*
               OF REAL ESTATE TAXES:
              [*subject to adjustments provided for in this Lease]

        g.     ADDRESS FOR NOTICES:

               TO LANDLORD:         SMII Fairfax, LLC
                                    c/o Koll Bren
                                    Schreiber Realty Advisors, Inc.
                                    125 Summer Street
                                    Suite 1640 Boston, MA 02110-1616

               WITH A COPY TO:      Holland & Knight UP
                                    2100 Pennsylvania Avenue, N.W., Suite 400
                                    Washington, D.C. 20037
                                    Attention: David S. Kahn, Esquire

               TO TENANT:           (before occupancy) 1216 16th Street, N.W.
                                                       Suite 200
                                                       Washington. D.C. 20036

                                    (after occupancy)  At the Premises

        h.     SECURITY DEPOSIT:    $224,038.50

2.       PREMISES.

         a. PREMISES. In consideration of Tenant's agreement to pay Annual Base Rent (hereinafter defined) and Additional Rent (hereinafter defined) and subject to the covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires and leases from Landlord, upon the terms and conditions set forth herein, those certain premises described in Section 1a. hereof and located in the Building (the "Premises"). The Premises are located in the Building described in Section 1.b. hereof. The Lease of the Premises to Tenant includes the right, together with other tenants of the Building (hereinafter defined) and members of the public, to use the common public areas of the Project (hereafter defined), but includes no other rights not specifically set forth. The parties hereto acknowledge that the Building constitutes one of two (2) office buildings owned by Landlord in the office project known

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as "Willow Wood Plaza,' the other building having a street addresses of 10300
Eaton Place, Fairfax, Virginia (collectively, along with the Building, the "Buildings"). For all purposes hereunder, the Buildings, the land on which the Buildings are located (the "Project Land") and all common areas, roadways and public areas therein or thereon are collectively referred to herein as the "Project." As used herein, the term "Land" shall mean the land on which the Building is located. The rentable square footage of the Premises has been determined in accordance with the Greater Washington Commercial Association of Realtors Standard Method of Measurement (June 13, 1995).

         b. IMPROVEMENTS.

                  (i) Landlord shall deliver the Premises to Tenant in their "as-is" condition, and Landlord shall not be required to perform or install any alterations, decorations or improvements to the Premises. Tenant shall construct in the Premises, at Tenant's sole cost and expense, subject, however, to application of the Improvement Allowance (hereinafter defined), the Tenant Improvements (hereinafter defined), all in accordance with the terms of the Work Agreement attached hereto as EXHIBIT B (the "Work Agreement"). In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant Improvements as of the Effective Date, Tenant's submission to Landlord of plans and specifications detailing such work shall be subject to Landlord's written approval in accordance with the Work Agreement. The Tenant Improvements shall be subject to Landlord's prior written approval, and Tenant shall insure that all of the Tenant Improvements comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act, as amended), do not include any changes to or modifications of any of the mechanical, electrical, plumbing or other systems of the Building, and are otherwise constructed strict accordance with the terms of the Work Agreement.

                  (ii) The cost of all design, architectural and engineering work, demolition costs, construction costs, construction supervision, contractors' overhead and profit, licenses and permits, and all other costs and expenses incurred in connection with the Tenant Improvements shall be at Tenant's sole cost and expense, subject to the application of the Improvement Allowance. Landlord shall pay the Improvement Allowance as provided in the Work Agreement. All costs incurred in respect of the Tenant Improvements in excess of the Improvement Allowance shall be paid by Tenant.

         c. Acceptance. The taking of possession of the Premises by Tenant on the Commencement Date shall constitute an acknowledgment by Tenant that the Premises are in good condition and that Landlord has no obligations with respect to the construction of any improvements in or to the Premises.

3.       TERM AND COMMENCEMENT OF TERM.

         a. Term. This Lease shall be in full force and effect from the Effective Date. The term of this Lease (the "Term") shall commence on the Commencement Date (hereinafter defined) and shall expire on the last day of the fifth (5th) Lease Year (hereinafter defined) (the "Lease Expiration Date"), unless such Term is otherwise extended or terminated in accordance with the terms hereof. As used herein, the "Commencement Date" shall be the date shown in
Section I.e. hereof. As used herein, the term "Lease Year" means (a) each twelve
(12)-month period commencing on the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Term. Reference is made to the form of Declaration of Commencement Date (the "Declaration") attached hereto as EXHIBIT C. After the Commencement Date Landlord shall complete the Declaration and deliver the completed Declaration to Tenant. Within five (5) days after Tenant receives the completed Declaration from Landlord, Tenant shall execute and return the Declaration to Landlord to confirm the Commencement Date, the Term and the actual number of rentable square feet in the Premises. Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

         b. Delays. No delay by Landlord in delivering the Premises to Tenant shall render Landlord liable to Tenant for such delay or otherwise affect the enforceability of this Lease.


4. RENT. Beginning on the Commencement Date, Tenant covenants and agrees to pay as Rent (hereinafter defined) for the Premises the following amounts set forth in this Section 4 and as otherwise provided in this Lease. "Additional Rent" shall mean such costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such. "Rent" or "rent" shall mean all Annual Base Rent (hereinafter defined) and Additional Rent due hereunder.

         a. ANNUAL BASE RENT.

                  (i) During each Lease Year, Tenant shall pay the annual base rent in the amount set forth in Section 1d hereof, subject, however, to annual adjustments thereto set forth below (the "Annual Base Rent"). Annual Base Rent shall be payable in equal monthly installments (the "Monthly Base Rent"), in advance, on the first day of each calendar month during the Term. Effective on the first day of the second (2nd) Lease Year, and continuing on the first day of each Lease Year thereafter during the Term, the Annual Base Rent shall be increased as provided in Section 4.b. hereof.

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                  (ii) In addition to the payment of Annual Base Rent Tenant shall be responsible for the payment of Tenant's Pass-Through Costs (hereinafter defined) pursuant to Section 4.c. hereof.

                  (iii) All installments of Monthly Base Rent shall be payable in advance, with the first monthly installment due and payable upon execution of this Lease. If the Commencement Date shall be a day other than the first day of a calendar month, (1) the Annual Base Rent for the first Lease Year shall be an amount equal to the sum of (x) the amount of Monthly Base Rent for the partial month in which the Commencement Date occurs, plus (y) the amount of the Annual Base Rent set forth in Section 1.d., above, and (2) Monthly Base Rent for such partial month shall be the prorated amount of the Monthly Base Rent payable hereunder during the first Lease Year, which proration shall be based upon the actual number of days of such partial month. The prorated Monthly Base Rent for such partial month shall be payable on the first day of the calendar month after the month in which the Commencement Date occurs.

         b. Annual Base Rent Adjustment. Commencing on the first day of the second (2nd) Lease Year, and on the first day of each Lease Year thereafter during the Term (the "Adjustment Date"), Annual Base Rent shall be increased by an amount (the "Adjustment Amount") equal to three percent (30%) of the Annual Base Rent for the immediately-preceding Lease Year. On the Adjustment Date, Monthly Base Rent shall be increased by an amount equal to one-twelfth (1/12rh) of such Adjustment Amount. Adjustments to Annual Base Rent pursuant to this
Section 4 b shall be in addition to the Additional Rent sent forth in Section 4.c., below.

         c. TENANT'S PASS-THROUGH COSTS.

                  (i) As used in this Lease:

                           (1) "Operating Expenses" shall mean any and all
expenses, costs and disbursements (but not specific costs billed to and paid by specific tenants) of every kind and nature incurred by Landlord in connection with the ownership, management, operation, maintenance, servicing and repair of the Building and appurtenances thereto, including without limitation the common areas thereof, and the land underlying the Building (the "Land"), including but not limited to employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; telephone service; painting of common areas of the Building; exterminating service, detection and security services; concierge services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water and other public utilities to all areas of the Building; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning, service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Project Land and the Building; business license fees and taxes, including those based on Landlord's rental income from the Building; the rental value of the management office maintained in the Building; all costs of operating, maintaining and replacing equipment in the health and fitness facility located in the Building; sales, use and personal property taxes payable in connection with tangible personal property and services purchased for the management operation, maintenance, repair, cleaning, safety and administration of the Project Land and the Building; legal fees; accounting fees relating to the determination of Operating Expenses and the tenants' share thereof and the preparation of statements required by tenant's leases; management fees, whether or not paid to any ' person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the common areas; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. If Landlord makes an expenditure for a capital improvement to the Project Land (or any portion thereof) and/or the Building by installing energy conservation or labor-saving devices to reduce Operating Expenses, or to comply with any law, ordinance or regulation pertaining to the Project Land and/or the Building, and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate of twelve percent (12%) per annum, shall be treated as an Operating Expense. Operating Expenses shall not include costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its employees, contractors or agents or any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arm's length, competitive prices paid in the Fairfax, Virginia area by landlords of first-class office buildings for similar services or goods.

                           (2) "Real Estate Taxes" shall mean all taxes,
assessments and charges levied upon or with respect to the Project Land (or any portion thereof), the Building, and any improvements adjacent thereto (computed as payable in installments as permitted by law regardless of whether so paid), including without limitation vault rents, if any. franchise taxes, any tax, fee or excise on rents, on the square footage of the Premises including the Fairfax County Business License Tax, on the act of entering into this Lease, on the occupancy of Tenant, on account of the rent hereunder or the business of renting space now or hereafter levied or assessed against Landlord by the United States of America or the state, county, city or town in which the Building are located, or any political subdivision, public corporation, district or other political or public entity; and shall also include any other tax to the extent that such tax is imposed in lieu of or in addition to such Real Estate Taxes. Reasonable legal fees, costs and disbursements incurred by Landlord in connection with any proceedings for appeal or reduction of any Real Estate Taxes shall also be considered Real Estate Taxes for the year in question.

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                           (3) "Tenant's Pro Rata Share of Operating Expenses,"
as of the date hereof, shall be as provided in Section 1.f.. representing the ratio that the rentable area of the Premises bears to the total rentable area of office space in the Building If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share of Operating Expenses shall be adjusted accordingly

                           (4) "Tenant's Pro Rata Share of Real Estate Taxes,"
as of the date hereof, shall be as provided in Section 1.f.. representing the ratio that the area of the Premises bears to the total rentable area of the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share of Real Estate Taxes shall be adjusted accordingly

                           (5) "Base Year" means calendar year 2001.

                  (ii) If, in any calendar year during the Term, the total amount of Operating Expenses for the Building exceeds the amount of Operating Expenses in the Base Year, then Tenant shall pay to Landlord, as Additional Rent, an amount which is the product of (1) the amount of such increase in Operating Expenses, multiplied by (2) Tenant's Pro Rata Share of Operating Expenses, Tenant's Pro Rata Share of Operating Expenses for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Operating Expenses for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty five (365) If in any calendar year during the Term, the amount of Real Estate Taxes exceeds the amount of Real Estate Taxes for the Base Year, then Tenant shall pay. as Additional Rent, an amount which is the product of (x) the amount of such increase in Real Estate Taxes, multiplied by (y) Tenant's Pro Rata Share of Real Estate Taxes Tenant's Pro Rata Share of Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Real Estate Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty five
(365)

                  (iii) If at any time during the Base Year, or during any subsequent calendar year ("Subsequent Year"), less than ninety-five percent (95%) of the total rentable square feet of office space IN THE Building is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during the Base Year or any such Subsequent Year was ninety-five percent (95%), If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own utilities, cleaning OR janitorial services or other services or is not otherwise required to pay a share of Operating Expenses IN accordance with the methodology set forth in this Section 4 c., and Landlord does not incur the COST OF such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease,

                  (iv) During the month of December. 2001. and thereafter during the month of December of each Lease Year, Landlord shall use reasonable efforts to furnish to Tenant a statement of Landlord's estimate of Tenant's Pass-Through Costs for the next calendar year. "Tenant's Pass-Through Costs" shall be an amount equal to the sum of (1) Tenant's Pro Rata Share of Operating Expenses multiplied by the difference between Operating Expenses incurred during any calendar year during the Term, and Operating Expenses incurred in the Base Year, plus (2) Tenant's Pro Rata Share of Real Estate Taxes multiplied by the difference between Real Estate Taxes for any calendar year during the Term and Real Estate Taxes incurred during the Base Year. Such statement shall show the amount of Tenant's Pass-Through Costs, if any, payable by Tenant for such calendar year pursuant to this Section 4c on the basis of Landlord's estimate. Commencing on January 1, 2002, and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 4.c. (iv), Tenant shall pay to Landlord one-twelfth (1/12) of the amount of said estimated Tenant's Pass-Through Costs. Within one hundred twenty (120) days after the expiration of each calendar year during the Term, Landlord shall furnish to Tenant a statement (the "Expense Statement") showing the actual Operating Expenses and Real Estate Taxes for such calendar year. The Expense Statement shall be conclusive and binding on Tenant, unless objected to in writing by Tenant within six (6) months following Tenant's receipt thereof. In case of an underpayment, Tenant shall, within thirty (30) days after the receipt of such statement, pay to Landlord an amount equal to such underpayment. In case of an overpayment. Landlord shall credit the next monthly rental payment by Tenant with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Landlord shall apply such excess against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within one hundred and twenty
(120) days after the expiration of the Term, or as soon thereafter as possible,

                  (v) All monies received from Tenant as Tenant's Pass-Through Costs shall be received by Landlord to pay Operating Expenses and Real Estate Taxes of the Building and the Land. Notwithstanding the foregoing, Landlord shall have the right to commingle Tenant's Pass-Through Costs with other funds collected by Landlord.

                  (vi) Tenant's obligation to pay Tenant's Pass-Through Costs pursuant to the provisions of this Section 4 C shall survive the expiration or other termination of this Lease with respect to

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any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term.

                  (vii) Notwithstanding anything contained in this Section 4.b to the contrary, Landlord reserves the right, at any time in the future, to calculate some or all of the Operating Expenses on the basis of the aggregate expenses incurred in connection with the operation of the Building together with the other buildings constituting a part of Willow Wood Plaza, in which event Tenant's Pro Rata Share shall be adjusted accordingly.

         d. Payment of Rent All Rent shall be paid in lawful money of the United States of America without deduction, diminution, set-off, counterclaim or prior notice or demand, at the office of Landlord as provided in Section 1g hereof or at such other place as Landlord may hereafter designate in writing, on the first day of every calendar month during the Term. AH such payments shall be made by good checks payable to Landlord or such other person, firm or corporation as Landlord may hereafter designate in writing. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than partial payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and the Landlord may accept, but is not obligated to accept, such partial payment without prejudice to the Landlord's right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord's rights hereunder. Any Rent owed by Tenant to Landlord, including without limitation Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and Late Charges, which is not paid within five (5) days after the date such payment is due shall bear interest from the due date at a rate equal to the prime rate on corporate loans quoted in the WALL STREET JOURNAL (the "Prime Rate") plus four percent (4%). In addition, if any amount of Rent required to be paid by Tenant to Landlord under the terms of this Lease is not paid within five (5) days after the date such payment is due, then in addition to paying the amount of Rent then due, Tenant shall pay to Landlord a late charge (the "Late Charge") equal to five percent (5%) of the amount of Rent then required to be paid, provided, however on the first occasion of the late payment of Rent in any twelve (12) month period, and no more than once in any twelve (12) month period, Landlord agrees to waive its right to collect such Late Charge on such payment of Rent if such payment is made no later than the fifth (5*) day after Landlord delivers to Tenant written notice of such late payment of Rent. Payment of such Late Charge will not excuse the untimely payment of Rent. In the event Tenant makes any payment of Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord the sum of One Hundred Dollars ($100.00) to cover the costs and expenses of processing the returned check, in addition to the Rent payment and any other charges provided for herein. Any interest, Late Charge and other amounts charged hereunder shall constitute Additional Rent.

         e. Separate Metering and Rent Reduction. Landlord may elect to discontinue the distribution or furnishing of electricity and/or water to the Premises if such services may feasibly be 'furnished directly to Tenant by the utility company supplying same. In the event of any such election by Landlord:
(i) Landlord agrees to give reasonable advance notice of such discontinuance to Tenant; (ii) Landlord agrees to permit Tenant to receive electricity and/or water directly from the utilities supplying such service to the Building and to permit the existing feeders, risers, wiring, pipes and other facilities serving the Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable of carrying Tenant's requirements; (iii) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters; and (iv) the amount of Additional Rent payable in respect to the Operating Expenses shall be decreased appropriately to reflect such discontinuance. This Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease.


5.       SECURITY DEPOSIT.

         a. On or before the date which is ten (10) days after the Effective Date (the "Security Deposit Delivery Date"), time being of the essence, Tenant shall deliver to Landlord a security deposit in the amount set forth in Section 1h hereof (the "Security Deposit") to be held by Landlord during the Term as collateral security (and not prepaid rent), for the payment of Annual Base Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Failure by Tenant to deliver the Security Deposit to Landlord on or before the Security Deposit Delivery Date shall constitute an Event of Default (hereinafter defined) under this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. Any portion of the Security Deposit tendered by Tenant in cash shall be referred to as the "Cash Security Deposit." The Cash Security Deposit shall not earn interesL If any sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes any payment(s) on behalf of Tenant, or if, after all applicable notice and cure periods (except in the event of an emergency), if any. under the Lease, Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the Security Deposit to compensate Landlord for the payment of Annual Base Rent or. Additional Rent, or any loss or damage sustained by Landlord. Tenant shall restore the Security Deposit to the original sum deposited after written notice from Landlord specifying the portion of the Security Deposit applied by Landlord. Subject to the provisions of
Section 5.e, below, and provided that Tenant shall have made all payments and performed all covenants and agreements of this Lease, Landlord shall return the Security Deposit to Tenant (except to the extent of any portion of the Security Deposit which has been applied by Landlord and not restored by Tenant) within forty-five (45)

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days after the expiration of this Lease or the vacation of the Premises by
Tenant, whichever is later, or as soon thereafter as possible.

         b. In lieu of the Cash Security Deposit under Section 5a above, Tenant may deliver to Landlord, on or before the Security Deposit Delivery Date, an unconditional and irrevocable letter of credit reasonably acceptable to Landlord issued by the Bank (hereinafter defined) in the face amount of Two Hundred Twenty-Four Thousand Thirty-Eight and 50/100 Dollars ($224,038.50) (the "Letter of Credit"), as a security deposit to be held by Landlord until applied or disposed of in accordance with the provisions of this Section 5. As used herein, the term "Security Deposit" shall mean, collectively, the Cash Security Deposit and the Letter of Credit. As used herein, the term "Bank" shall mean federally-insured banking institution reasonably acceptable to Landlord, having offices in the Washington, D.C. metropolitan area, and having total assets of at least Three Billion Dollars ($3,000,000,000) and a Standard & Poor's commercial paper rating of at least A-1. If the Letter of Credit (or any replacement thereof) is issued for an effective period of time less than the remaining Term of this Lease (or any renewal thereof), Tenant shall from time to time, and not later than sixty (60) days prior to the expiration of the Letter of Credit, replace each such expiring Letter of Credit with a new Letter of Credit in the same amount and upon the same terms. The Letter of Credit (and any replacement thereof) may be drawn upon by Landlord under the terms and conditions as provided in this Section 5. Failure of Tenant to renew the Letter of Credit at least sixty (60) days prior to its expiration shall constitute an Event of Default under this Lease and shall entitle Landlord, in addition to the other remedies contained in this Lease, to draw upon the Letter of Credit.

         c. Landlord (or the beneficiary under the Letter of Credit, if such beneficiary is not Landlord) shall have the right to draw upon the Letter of Credit in any of the following circumstances (in addition to any other right to draw on the Letter of Credit that is set forth in this Section 5): (i) if the total assets of the Bank are at anytime less than Three Billion Dollars ($3,000,000,000), or the Bank has a Standard & Poor's commercial paper rating of less than A-1 (provided if at anytime the current Standard & Poor's commercial paper rating system is no longer in existence, a comparable rating of a comparable commercial paper rating system from a comparable company shall be selected by Landlord, in its reasonable discretion, for purposes of this Section
5) and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, (ii) if the credit rating of the Bank is downgraded from the credit rating of such issuer at the time of the issuance of the Letter of Credit, the Bank shall enter into any supervisory agreement with any governmental authority, or the Bank shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord (or the beneficiary under the Letter of Credit, if such beneficiary is not Landlord) a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request from Landlord, (iii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to expiration of the then-current Letter of Credit where the Bank has advised Landlord of its intention not to renew the Letter of Credit, (iv) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to the final expiration date (I.E., the date that, by the terms of the Letter of Credit, the Letter of Credit expires and is either not subject to any automatic renewal or extension or the conditions to such automatic renewal or extension have not then been satisfied) of the then-current Letter of Credit if such Letter of Credit expires prior to the date that is thirty (30) days after the end of the Term, or (v) any voluntary in involuntary proceedings are filed by or against Tenant or any Guarantor of this Lease under any bankruptcy, insolvency or similar laws. In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i), (ii), (iii), (iv) or (v), the amount drawn shall be held by Landlord as an additional Cash Security Deposit in accordance with the terms of this Section 5, and shall be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 5.

         d. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Cash Security Deposit and/or the Letter of Credit to the purchaser or assignee, and upon notification to Tenant of such transfer Tenant shall look only to the new landlord for the return of the Cash Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Cash Security Deposit or Letter of Credit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any Security Deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee AS security for Tenant's performance of this Lease. In the event of any permitted assignment of Tenant's interest in this Lease, the Cash Security Deposit and the Letter of Credit may, at Landlord's sole option, be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to Tenant with respect to the return of the Cash Security Deposit or the Letter of Credit.

         e. Notwithstanding anything to the contrary set forth herein, provided that (i) no default then exists under the Lease, and (ii) Tenant is then occupying 100% of the Premises, on the first day of the second (2nd), third
(3rd) and fourth (4th) Lease Years during the Term, the Security Deposit shall be reduced by Thirty-Seven Thousand Three Hundred Thirty-Nine and 76/100ths Dollars ($37,339.76). The aforesaid reductions shall be effectuated by, at Landlord's option, a reduction of the Cash Security Deposit (with the reduction being refunded to Tenant or applied to Tenant's next due obligations for Rent), and/or the replacement of the Letter of Credit for the appropriate reduced amount issued to Landlord in accordance with the terms of this Lease. If the Security Deposit is in the form of a Letter of Credit, no reduction in the Letter of Credit shall be effected unless and until Landlord confirms in writing that the conditions set forth in subsections 5.e(i)-{iii) have been met. The balance of the Cash Security Deposit or the Letter of Credit, as applicable, which has not been reduced as aforesaid shall t>e retained by Landlord throughout the Term.

         f. Tenant will deliver to Landlord, no later than May 15th of each calendar year. Tenant's annual report for the immediately-preceding calendar year on Form 10K filed with the Securities and Exchange Commission, (which Form 10K shall be sworn to as complete and correct by Tenant's chief financial officer in a certificate addressed to Landlord and appended to the Form 10K). Tenant will prepare unaudited financial statements on a quarterly basis (consisting of a Balance Sheet, Income Statement and Cash Flow Statement, and related footnotes, prepared in accordance with generally accepted accounting principles). Tenant shall, from time-to-time, upon fifteen (15) days notice from Landlord, provide Landlord with a copy of Tenant's most recent quarterly and/or annual financial statements, as requested by Landlord.. Quarterly statements must be certified by a certified public accountant or sworn to as to their accuracy by Tenant's President or Chief Financial Officer. The financial statements provided must be as of a date not more than fifteen (15) months prior to the date of request Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required.


6.       USE.

         a. Tenant covenants with the Landlord not to use the Premises for any purpose other than general office use for the conduct of the Tenant's business. Tenant shall not use the Premises or allow the Premises to be used for any other purpose without the prior written consent of the Landlord. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, orders, ordinances, directions, regulation, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the condition, maintenance, use, occupation, operation or alteration of the Premises, or the conduct of Tenant's business therein, including without limitation the Americans With Disabilities Act, as amended and all applicable zoning, recycling and environmental laws and regulations. Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, officers, directors and employees from and against any cost, damage, claim, liability and expense (including attorneys' fees) arising out of claims or suits brought by third parties against Landlord, its agents, officers, directors and employees alleging or relating to the failure of the Premises to comply with the terms of the Americans With Disabilities Act, as amended, or any other law or regulation applicable to the Premises and/or its occupancy by Tenant. Without limiting the foregoing, Landlord shall be responsible for removing barriers in the common areas of the Building to the extent that Landlord or an appropriate governmental authority determines that such removal is required by the Americans with Disabilities Act, as amended and to the extent that such removal was not caused by any action or inaction of Tenant. Tenant shall not use or permit the Premises or any part thereof to be used in any manner that constitutes waste, nuisance or unreasonable disturbances to other tenants of the Building or for any disorderly, unlawful or hazardous purpose and will not store or maintain therein any hazardous, toxic or highly combustible items other than usual and customary office supplies intended for Tenant's use and in such event, only in such amounts as permitted by applicable law. Tenant covenants not to change Tenant's use of the Premises without the prior written approval of Landlord.

         b. Tenant shall not put the Premises to any use, the effect of which use is reasonably likely to cause cancellation of any insurance covering the Premises or the Building, or an increase in the premium rates for such insurance. In the event that Tenant performs or commits any act, the effect of which is to raise the premium rates for such insurance, Tenant shall pay Landlord the amount of the additional premium, as Additional Rent payable by Tenant upon demand therefor by Landlord. The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regulations or directives of Landlord's insurance carriers, or in any manner which interferes with the quiet enjoyment of any other tenant of the Building. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices (specifically excluding mainframe computers), without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of water, electricity and/or other utilities, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery.

         c. Tenant agrees to maintain the Premises, and the Tenant Improvements and other Alterations (hereinafter defined) therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and Tenant will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (excepting only Tenant's personal property) in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for ordinary wear and tear. Landlord shall have no obligation to Tenant to make any repairs in or to the Premises, the Tenant Improvements or any Alterations. Any and all damage or injury to the Premises (including, but not limited to, the Tenant Improvements), the Building or the Land caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant shall be promptly reported to Landlord and repaired by Tenant at Tenant's sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlord's notice of such costs.

         D. Tenant shall not place a TOAD UPON the floor of the Premises exceeding the designated floor load capacity of the Building (e.g. 100 POUNDS per square foot: 80 pounds per square foot, live bad. and 20 pounds per square foot dead load) without Landlord's prior written consent Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased SPACE THEREIN to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sate expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.


7.       ASSIGNMENT AND SUBLETTING.

         A. Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld by Landlord in its sole discretion except as expressly set forth below) in each instance: (i) assign or otherwise transfer this Lease or any of Tenant's rights hereunder. (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agent and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided Landlord determines that the proposed assignee or subtenant
(A) is of a type and quality consistent with the first- class nature of the Building, (B) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease or the sublease, (C) is not a party by whom any suit or action could be defended on the ground of sovereign immunity or diplomatic immunity and (D) will not impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been had Tenant continued to use such part of the Premises), In addition, the following conditions must be satisfied at the time Tenant requests Landlord's consent to an assignment or sublease

                  (1) no Event of Default (hereinafter defined) exists and no event has occurred WHICH, with notice and/or the passage of time, would constitute an Event of Default if not cured within THE time, including any applicable grace period, specified herein

                  (2) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign this Lease or sublet any portion of the Premises;

                  (3) the proposed use of the Premises will not violate any agreement affecting the Premises or the Building;

                  (4) Tenant submits to Landlord at least thirty (30) days prior to the proposed DATE OF subletting or assignment whatever information Landlord reasonably requests in order to PERMIT Landlord to make a judgment on the proposed subletting or assignment, including without limitation the name, business experience, financial history, net worth and business references of the proposed assignee or subtenant (and each of its principals), an in-depth description of the transaction, and the consideration delivered to Tenant for the assignment or sublease;

                  (5) the proposed assignee or subtenant is not a tenant of the Building or a prospective tenant who, within the six (6) months prior to Tenant's request, has talked to Landlord or its brokers or agents about the possibility of leasing space in the Building;

                  (6) Tenant has not requested approval of a sublease within the prior twelve (12) months and Tenant has not previously sublet more than twenty-five percent (25%) of the rentable square feet of the Premises; and

                  (7) Tenant has paid to Landlord an administrative fee in the amount of Seven Hundred Fifty Dollars ($750,00) which shall be retained by Landlord whether or not such consent is granted.

         b. All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable; and shall contain, inter alia, the following provisions: (i) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii)any such sublease or assignment shall specify that this Lease or sublease shall not be further assigned nor the Premises further sublet and shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

         c. In the event that Tenant assigns this Lease or sublets all or any portion of the Premises. Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of the difference between (i) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease, and (ii) the Annual Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.

         d. For purposes of this Section, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than fifty percent (50%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interests) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section.

         e. Any assignment or subletting not in conformance with the terms of this Lease shall be void AB INITIO and shall, subject to the provisions of
Section 16, constitute a default under the Lease.

         f. Upon receipt of the notice referred to in Section 7.a.(2), above, Landlord may, at its option, in lieu of approving or rejecting the proposed assignment or subletting, exercise all or any of the following rights by written notice to Tenant of Landlord's intent to do so within fifteen (15) business days of Landlord's receipt of Tenant's notice:

               (i) with respect to a proposed assignment of this Lease, the right to terminate this Lease on the effective date of proposed assignment as though it were the Lease Expiration Date;

               (ii) with respect to a proposed sublease of the entire Premises, the right to terminate this Lease on the effective date of the sublease as though it were the Lease Expiration Date;

               (iii) with respect to a proposed sublease of less than the entire Premises, the right to terminate this Lease as to the portion of the Premises affected by such sublease on the effective date of the sublease, as though it were the Lease Expiration Date, in which case Tenant shall execute and deliver to Landlord an appropriate modification of this Lease, in form satisfactory to Landlord in all respects within ten (10) days of Landlord's notice of partial termination, which modification of this Lease shall provide that the number of rentable square feet of the Premises shall be decreased by, and the Monthly Base Rent and Additional Rent payable by Tenant hereunder shall be adjusted in proportion to, the number of rentable square feet of the Premises affected by such termination, as determined by Landlord; or

               (iv) with respect to a proposed sublease for less than the balance of the Term, the right to sublet the portion of the Premises from Tenant upon the same terms and conditions (including Annual Base Rent and Additional Rent) set forth in this Lease for the term of the proposed sublease.

        9. If Landlord exercises any of its options under Section 7.f., above, Landlord may then lease (or sublease) the Premises or any portion thereof to Tenant's proposed assignee or subtenant, AS the case may be, without any liability whatsoever to Tenant.

        h. Upon any assignment of this Lease or sublease of all or a portion of the Premises, any and all option rights, rights of first refusal, rights of first negotiation, and expansion rights shall terminate, it being understood that any and all such rights are personal to Tenant (and not to any assignee or subtenant) and are not appurtenant to the Premises or this Lease. Further, Tenant shall not have the right to exercise any such rights unless Tenant (and not any assignee or subtenant of Tenant) shall be in occupancy of all of the Premises at the time of the exercise of any such right. In addition to the administrative fee described in Section 7.a.(7), above, Tenant shall reimburse Landlord for its attorneys' fees and other third party expenses incurred in reviewing any requested consent whether or not such consent is granted. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

        i. Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease. Each approved assignee or subtenant shall also automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Annual Base Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.


8.       IMPROVEMENTS AND FIXTURES.

         a. Tenant shall neither make nor allow any alterations, decorations, replacements, changes, additions or improvements (collectively referred to as "Alterations") to the Premises or any part thereof that will or may affect the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building, without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Tenant shall not make or allow any other kind of Alterations to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All of such Alterations, structural or otherwise, must conform to all rules and regulations established from time to time by Landlord, must be performed in a good and workmanlike manner, must comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act, as amended), shall not require any changes to or modifications of any of the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building, and shall otherwise be constructed in strict accordance with the terms and conditions of this Section 8. Prior to undertaking any Alterations in the Premises, Tenant shall furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), builder's all-risk insurance, and comprehensive public liability insurance (including property damage coverage) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents, and any mortgagee as additional insureds.

         b. It is understood and agreed by Landlord and Tenant that any Alterations undertaken in the Premises shall be constructed at Tenant's sole expense. The costs of Alterations shall include without limitation the cost of all architectural work, engineering studies, materials, supplies, plans, permits and insurance. If requested by Landlord, Tenant shall provide to Landlord satisfactory evidence of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond). No consent by Landlord to any Alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialman's liens which may be filed in respect to such Alterations made by or on behalf of Tenant. If Landlord gives its consent as specified in Section 8a above, Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary or desirable, in its sole discretion exercised in good faith, including without limitation the right to approve the plans and specifications for any work, supervision of the work by Landlord or its agents or by Landlord's architect or contractor and the payment to Landlord or its agents, architect or contractor of a construction supervision fee in connection therewith, the right to require security for the full payment of any work and the right to impose requirements as to the manner in which or the time or times at which work may be performed. Landlord shall also have the right to approve the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notices, as appropriate. In addition, immediately after completion of any Alterations, Tenant shall assign to Landlord any and all warranties applicable to such Alterations and shall provide Landlord with as-built plans of the Premises depicting such Alterations.

         c. Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant. If any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to timely discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any such lien or the performance of such work or the furnishing of such materials. Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.

         d. Any Alterations of any kind to the Premises or any part thereof, except Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and belong to Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Alterations and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, Tenant shall not be required to remove the initial Tenant Improvements performed by Tenant in accordance with the Work Agreement attached hereto as EXHIBIT B.


9.       UTILITIES AND SERVICES.

         a. Landlord shall furnish the following utilities and services to the
Premises: electric current (for lighting and operation of normal desk-type office machines); hot and cold water; lavatory supplies; heat and air-conditioning during the appropriate seasons of the year as reasonably required; elevator service; and trash removal, cleaning and char service (after normal business hours Monday through Friday, excluding Holidays (hereinafter defined)). Heating and air conditioning shall be provided to the Premises only during normal business hours (;.e., Monday through Friday 8:00 a.m. to 6:00 p.m., and Saturday 8:00 a.m. to 1:00 p.m.. excluding Holidays). As used herein, the term "Holidays" shall mean New Year's Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day,

Labor Day. Columbus Day, Thanksgiving Day and Christmas Day. At times other than the normal business hours and days aforesaid, central air conditioning and heating shall be provided to Tenant upon at least twenty-four (24) hours' prior notice from Tenant, and upon payment by Tenant of the hourly charge established by Landlord from time to time for each hour (or a portion thereof) of after-hours usage. The current hourly charge for each hour (or portion thereof) of after-hours usage of central air conditioning and heating is $20 per hour (or portion thereof). Landlord shall use reasonable efforts to ensure that at least one (1) passenger elevator is operating in the Building twenty-four (24) hours per day, seven (7) days per week. All light bulbs and tubes in the Premises shall be replaced at Tenant's expense. In addition, Landlord may impose a reasonable additional charge for any additional or unusual services required to be provided by Landlord to Tenant because of the carelessness of Tenant, the nature of Tenant's business or the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. In the event that Landlord must temporarily suspend or curtail services because of accident and repair, Landlord shall have no liability to Tenant for such suspension or curtailment or due to any restrictions on use arising therefrom or relating thereto, and Landlord shall proceed diligently to restore such service. No interruption or malfunction of any such services shall constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Premises, the Building or the parking garage or parking areas in or around the Building or constitute a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rent) or grant Tenant any right of setoff or claim against Landlord or constitute a constructive or other eviction of Tenant. In the event of any such interruption, Landlord shall use reasonable diligence to restore such services.

         b. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including without limitation electric data processing machines, punch card machines and machines using current in excess of 110 volts which will in any way increase the amount of the electricity or water which would otherwise be furnished or supplied for the intended use of the Premises under this Section 9; and Tenant will not connect to electric current any apparatus or device for the purpose of using electric current or water, except through existing electrical outlets in the Premises or water pipes. If Tenant shall require water or electricity in excess of that which would otherwise be furnished or supplied for the intended use of the Premises, Tenant shall first secure the written consent of Landlord for the use thereof, which consent Landlord may refuse in its absolute discretion. Landlord may condition its consent upon the requirement that a water meter or electric current meter be installed in the Premises, so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and installation, maintenance and repair thereof, the cost of any such excess utility use as shown by said meter, the cost of any new or additional utility installations, including without limitation wiring and plumbing, resulting from such excess utility use, and the cost of any additional expenses incurred in keeping count of such excess utility use shall be paid by Tenant promptly upon demand by Landlord or, if Tenant is billed separately therefor, promptly upon receipt of a bill for same. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

         c. Tenant shall have the right to install and operate in the Premises personal computers and other electrically operated office equipment normally used in modern offices. Tenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be conditioned upon, but not limited to, Tenant first securing at its expense additional capacity for any said service in the Building; provided, however, Tenant shall be responsible for paying for any excess utility consumption arising from any such change, replacement, use or addition, such payments to be based on Landlord's reasonable estimate or, at Landlord's option, a submeter or similar device to measure such usage (said device to be installed at Tenant's expense). Additionally, in the event that Landlord reasonably determines that Tenant's electrical consumption exceeds standard office use, Tenant shall pay the amount of such excess electrical consumption, as reasonably determined by Landlord, within thirty (30) days after demand therefor. Machines, equipment and materials belonging to Tenant which cause vibration, noise, cold, heat, fumes or odors that may be transmitted outside of the Premises to such a degree as to be objectionable to Landlord in Landlord's sole opinion or to any other tenant in the Building shall be treated by Tenant at its sole expense so as to eliminate such objectionable condition, and shall not be allowed to operate until such time as the objectionable condition is remedied to Landlord's satisfaction.

         d. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (ii) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Notwithstanding the foregoing, if Tenant is unable to comply with Landlord's standard procedures regarding the internal collection, sorting, separation and recycling of waste products, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, and Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.


10.      RIGHTS OF LANDLORD.

         a. Landlord reserves the following rights:

                  (i) to change the name or street address of the Building with thirty (30) days prior notice or liability to Tenant, provided, however, if the name of the Building is changed by Landlord, and such change is not made, directed, or requested by the postal service or any public, governmental or quasi-governmental authority, then Landlord shall reimburse Tenant for the reasonable costs, not in excess of Five Hundred Dollars ($500.00), of any of Tenant's letterhead, stationery and business cards then on hand that bears the old address and cannot be used by Tenant as a result thereof;

                  (ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises, provided, however, that Landlord shall provide a single listing of Tenant's name in the Building directory, if any, and the initial Building standard suite identification signage near Tenant's suite entry door at no charge to Tenant;

                  (iii) to have pass keys and/or access cards to the Premises and key codes or cards for the telephone access system installed by Tenant;

                  (iv) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

                  (v) to enter the Premises at any reasonable time for inspection upon reasonable prior notice to Tenant (which notice may be oral), or at any time, without prior notice, in the event of any emergency; to supply any service to be provided by Landlord hereunder to submit the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display "For Rent" signs; and to make repairs, alterations, additions or improvements to the Premises or the Building; and

                  (vi) to approve the design, location, number, size and color of all signs located on the exterior of the Building.

         b. Without limiting the generality of the provisions of Section 10a, above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the common areas of the Building (including but not limited to the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants' premises and/or the common areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term of this Lease. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 10, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided, however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant's business operation in the Premises. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises, including without limitation telephone and computer installations, provided that they do not permanently materially adversely affect Tenant's access to or use of the Premises.

         c. Landlord shall not be liable to Tenant for any expense, injury, toss or damage resulting from Landlord's exercise of any rights under this Section 10, all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Except for injury, loss or damage to Tenant resulting directly from Landlord's gross negligence or willful misconduct Landlord shall not be liable for damages to Tenant's property, business or person to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant, provided, however that in any event Landlord shall not be liable for consequential or punitive damages. The Rent reserved herein shall not abate while the Landlord's rights under this Section 10 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant

         d. Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

11.      LIABILITY.

         a. Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto). Landlord and its agents, officers, directors and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises. Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims, except to the extent resulting from Landlord's negligence or willful misconduct Landlord and its agents, officer, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising out of or related to managing the Premises or the Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever, unless occasioned by the willful misconduct or acts of negligence of Landlord. In no event shall Landlord be liable for punitive or consequential damages, nor shall Landlord be liable with respect to utilities furnished to the Premises, or the lack of any utilities. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises or in the Building, shall be at the sole risk of Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor, except if such injury or damage results from Landlord's negligence or willful misconduct. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.

         b. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant's use and occupancy of the Premises or in any other manner which relates to the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency;
(ii) the negligence or willful misconduct of Tenant, its officers, directors, employees and agents; (iii) any default, breach or violation of this Lease by Tenant; or (iv) injury or death to individuals or damage to property sustained in or about the Premises.

         c. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree that in the event that the Building, the Premises or the contents thereof are damaged or destroyed by fire or other casualty, each party hereto waives its rights, if any, against the other party with respect to such damage or destruction to the extent such damage or destruction is covered under the property insurance policy(ies) of the party waiving such rights (or would have been covered had the party waiving such rights carried the property insurance required hereunder to be carried by such party); provided however, if any fire or other casualty caused by Tenant shall have damaged or destroyed any part of the Building or the contents thereof, Tenant shall be responsible for any deductible amount under Landlord's property insurance policy(ies). All policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof obtained by Landlord or Tenant shall contain a clause or endorsement providing in substance that (i) such insurance shall not be prejudiced if the insureds thereunder have waived in whole or in part the right of recovery from any person or persons prior to the date and time of loss or damage, if any, and (ii) the insurer waives any rights of subrogation against Landlord (in the case of Tenant's insurance policy) or Tenant (in the case of Landlord's insurance policy), as the case may be.


12.      INSURANCE.

         a. Tenant shall maintain at all times during the Term hereof and at its sole cost and expense, broad-form commercial general liability insurance for bodily injury and property damage naming Landlord as an additional insured, in such amounts as are adequate to protect Landlord and Landlord's managing agents against liability for injury to or death of any person in connection with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Three Million Dollars ($3,000,000) combined single limit aggregate for bodily injury or death or damage to property. If, in the opinion of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord's insurance broker. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.

         b. Tenant shall at all times during the Term hereof maintain in effect policies of insurance covering the Leasehold Improvements (including any Alterations, additions or improvements as may be made by Tenant after the Commencement Date), plate glass, trade fixtures, merchandise and all other personal property from time to time in or on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, providing protection against all risks covered by standard form of "Fire and Extended Coverage Insurance," together with insurance against vandalism and malicious mischief. Tenant shall also maintain at its sole cost and expense workman's compensation insurance in the maximum amount required by law.

         c. All insurance required to be carried by Tenant shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Virginia and reasonably acceptable to Landlord. Each policy shall name Landlord, Landlord's mortgagee and the property management company retained by Landlord at the Building, as additional insureds, and shall contain a provision that the same may not be cancelled or reduced without providing Landlord not less than thirty (30) days' prior written notice. Copies of all policies or, at Landlord's option, certificates of insurance (ACORD 27 only) evidencing the existence and amounts of said insurance shall be delivered to Landlord no later than five (5) days prior to the Commencement Date, and renewals thereof shall be delivered to Landlord at least ten (10) days prior to the expiration of any such policy. If Tenant fails to adhere to the requirements of this Section 12, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be deemed Additional Rent hereunder and shall be payable by Tenant upon demand. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease. Any policy may be carried under so-called "blanket coverage" form of insurance policies. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's insurance carriers of any right of subrogation against Landlord and Landlord's management company at the Building.

         d. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies, maintained by such party or required to be maintained by such party under this Lease, but only to the extent that such loss or damage is recovered under said insurance policies (if such policy or policies have been obtained) or would have been recovered if such party had obtained the required insurance coverage hereunder. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.


13.      FIRE OR CASUALTY.

         a. If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. If, in the reasonable judgment of Landlord's architect, restoration of the Premises is feasible within a period of nine (9) months from the date of the damage, and provided such damage was not caused by Tenant, its agents, servants or invitees, Landlord shall restore the Premises to the extent of the Tenant Improvements set forth in the Work Agreement, provided that adequate insurance proceeds are made available to Landlord. Tenant agrees to make all proceeds of Tenant's insurance policies available to Landlord in accordance with Tenant's insurance obligations set forth in Section 12, above. In addition, Tenant shall repair and restore, at Tenant's sole expense, all Alterations, furniture, fixtures and other property of Tenant located in the Premises prior to such casualty. If the Premises are unusable, in whole or in part, during such restoration, the Monthly Base Rent and Additional Rent hereunder shall be abated to the extent and for the period that the Premises are unusable; provided, however, that if such damage or destruction shall result from the act or omission of Tenant, its employees, agents or invitees, Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.

         b. If restoration is not feasible in the reasonable judgment of Landlord's architect within the aforesaid nine (9) month period, Landlord shall so notify Tenant, and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within sixty (60) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent will be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided above.

         c. In case the Building is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct such Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice given no later than sixty (60) days after the date of such casualty.


14. EMINENT DOMAIN, if the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, Tenant shall make no claim for compensation in such proceedings and shall have no right to participate in any condemnation proceedings under any statutes, laws or ordinances of the Commonwealth of Virginia. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord. In the event of such taking, Rent shall be paid to the date of vesting of title in the condemning authority. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim with the condemning authority for Tenant's expenses associated with moving from the Premises and Tenant's personal property, including without limitation, Tenant's equipment located in the Premises; provided said claim in no way affects or reduces Landlord's claims hereunder.

15.      SUBORDINATION AND ESTOPPEL CERTIFICATES.

         a. This Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof or the Land, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or the Land, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effect such subordination. Upon request of Landlord, Tenant will execute any further written instrument necessary to subordinate its rights hereunder to any such underlying leases or liens. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee.

         b. In the event oft (i) a transfer of Landlord's interest in the Building, (ii) the termination of any ground or underlying lease of the Building, or the Land, or both, or (iii) the purchase or other acquisition of the Building, or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the interest of the lessor under the terminated ground or underlying lease, as the case may be, as "Landlord" under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person or entity, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease termination or before such person's succession to title, nor be bound by any payment of Monthly Base Rent or Additional Rent before such lease termination or before such person's succession to title for more than one month in advance.

         c. Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of the knowledge of the Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease. Tenant also agrees to execute and deliver from time to time such estoppel certificates as an institutional lender may require with respect to this Lease.


16.      DEFAULT AND REMEDIES.

         a. If Tenant shall (i) fail to pay any installment of Monthly Base Rent, although no legal or formal demand has been made therefor, within five (5) calendar days after the due date therefor, or (ii) fail to make any payment of Additional Rent or any other payment required by the terms and provisions hereof, within five (5) days after notice or demand therefor; or (iii) convey, assign, mortgage or sublet this Lease, the Premises or any part thereof, or Tenant's interest therein, or attempt any of the foregoing, without the prior written consent of Landlord; or (iv) abandon the Premises for a period of ten
(10) consecutive calendar days; or (v) commit or suffer to exist an Event of Bankruptcy (hereinafter defined), or (vi)fail to maintain the insurance coverage required by Section 12, above, or (vii) violate or fail to perform any of the other terms, conditions, covenants, or agreements herein made by Tenant and fails to cure such default within fifteen (15) calendar days after notice, provided, however, that if the nature of Tenant's failure is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the fifteen (15) day period described above and thereafter diligently prosecutes such cure to completion within an additional fifteen (15) days; then there shall be deemed to have been committed an "Event of Default". Notwithstanding the foregoing cure periods, in the event that Tenant breaches its covenant set forth in Section 6.a. hereof on more than two (2) occasions in any twelve (12) consecutive month period, or on more than three (3) occasions in any twenty-four (24) consecutive month period, then any subsequent breach of such covenant during the Term of this Lease shall be deemed to be an immediate Event of Default. Upon such immediate Event of Default, at Landlord's option, this Lease shall terminate without prejudice, however to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the later of: (a) the date of termination of this Lease or (b) the date Landlord recovers possession of the Premises, and without release of Tenant from any indemnification obligations to Landlord under this Lease, which indemnification obligations arose or accrued prior to the later oft (a) the date of termination of this Lease or (b) the date Landlord recovers possession of the Premises. The foregoing is not intended to, and shall not, limit Landlord in the exercise of any other remedy for such immediate Event of Default.

         b. In the event of any Event of Default by Tenant as defined in Section 16a, Landlord may at any time thereafter, without notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach do any of the following:

                  (i) Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to re-enter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

                  (ii) With or without the termination of this Lease, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If this Lease is terminated or Landlord recovers possession of the Premises before the expiration of the Term by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the Lease Expiration Date without having paid the full rental for the remainder of such Term, Landlord shall have the option to take reasonable steps to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including without limitation deficiency in rent during any period of vacancy or otherwise; the costs of removing and storing the property of Tenant or of any other occupant; the then-remaining unamortized portion of the Improvement Allowance described in the Work Agreement; all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including without limitation reasonable attorneys' fees and Late Charges as provided herein, and advertising, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

                  (iii) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said
Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term. If the Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in Section 16.b.(ii), above). In no event shall Tenant be entitled to any excess of any Rent obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due from Tenant as provided in this Section 16(a)(iii) may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of this Lease term. Upon termination of this Lease or repossession of the Premises following a default hereunder, Landlord shall have no obligation to relet or attempt to relet the Premises or any portion thereof or to collect rental after reletting; and in the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose on such terms and at such rentals as Landlord in its exclusive judgment may determine.

         c. Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to Section 16.b.(i), above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent and other sums which would t>e payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under
Section 16b(ii), above) for what would be the then unexpired Term in the absence of such termination, and (ii) the fair market rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), with such differential discounted at the rate of five percent (5%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent or any other amounts accrued prior to termination of this Lease.

         d. Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default hereunder, Landlord, with or without terminating the Lease, may immediately reenter and take possession of the Premises and evict Tenant therefrom, without legal process of any kind, using such force as may be necessary, without being liable for or guilty of trespass, forcible entry or any other tort. Landlord's right to exercise such "self-help" remedy shall be in addition to, and not in limitation of. Landlord's other rights and remedies hereunder for a breach by Tenant of its obligations under the Lease.

         e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present of future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder, or to make any such tenant or party to any action brought by Tenant against Landlord.

         f. Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent, or commences any other action or proceeding against Tenant in connection with this Lease, Tenant will interpose no counterclaim of whatever nature or description in any such proceeding.

         9. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.

         h. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord or upon Rent due Landlord), but prior to any such action Tenant will give Landlord notice specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Annual Base Rent and Additional Rent hereunder as and when the same shall be due.


17.      BANKRUPTCY.

         a. For purposes of this Lease, the following shall be deemed "Events of Bankruptcy": (i) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (ii) if Tenant files a voluntary petition under 11 U.S.C. Article 101, ET SEQ., as amended (the "Bankruptcy Code"), or under the insolvency laws of any jurisdiction (the "Insolvency Laws"); or (iii) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing; or (iv) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or (v) if Tenant generally is not paying its debts as its debts become due.

         b. Upon the occurrence of an Event of Bankruptcy, Landlord, at its option and sole discretion, may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder). If this Lease is terminated under this Section 17, Tenant shall immediately surrender and vacate the Premises, waives all statutory or other notice to quit, and agrees that Landlord shall have all rights and remedies against Tenant provided in Section 16 in case of an Event of Default by Tenant.

         c. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (the "Bankruptcy Case"), Landlord's right to terminate this Lease under this Section 17 shall be subject to the applicable rights (if any) of the debtor-in-possession or the debtor's trustee in bankruptcy (collectively, the "Trustee") to assume or assign this Lease as then provided for in the Bankruptcy Code, however, the Trustee must give to Landlord, and Landlord must receive, proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided pursuant to the Bankruptcy Code, it being agreed that sixty (60) days is a reasonable period of time for election of an assumption or rejection of this Lease) after the commencement of the Bankruptcy Case; it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any right of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease,

(ii) promptly and fully compensates Landlord and any third party (including other tenants) for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance." Landlord and Tenant (which term may include the debtor or any permitted assignee of debtor) hereby agree in advance that "adequate assurance of performance" as used in this paragraph, shall mean that all of the following minimum criteria must be met (1) the source of Monthly Base Rent, Additional Rent, and other consideration due under this Lease, and the financial condition and operating performance of Tenant, and its guarantor, if any, shall be similar to the financial condition and operating performance of Tenant as of the Commencement Date; (2) Trustee or Tenant must pay to Landlord all Monthly Base Rent and Additional Rent payable by Tenant hereunder in advance, (3) Trustee or Tenant must agree (by writing delivered to Landlord) that the use of the Premises shall be used only for the permitted use as stated in this Lease, and that any assumption or assignment of this Lease is subject to all of the provisions thereof and will not violate or affect the rights or agreements of any other tenants or occupants in the Building or of Landlord (including any mortgage or other financing agreement for the Building, (4) Trustee or Tenant must pay to Landlord at the time the next Monthly Base Rent is due under this Lease, in addition to such installment of Monthly Base Rent, an amount equal to the installments of Monthly Base Rent and Additional Rent due under this Lease for the next six (6) months of this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Monthly Base Rent and Additional Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant except to the extent the funds have been drawn and not replaced); and (5) Trustee or Tenant must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by clause (4), above. The criteria stated above are not intended to be exhaustive or all-inclusive and Landlord may determine that the circumstances of Tenant or of this Lease require other or further assurances of future performance. In the event Tenant is unable to: (a) cure its defaults, (b) reimburse Landlord for its monetary damages, (c) pay the Monthly Base Rent and Additional Rent due under this Lease on time, or
(d) meet that criteria and obligations imposed by (1) through (5), above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 17b, above.


18. PAYMENT OF TENANTS OBLIGATIONS BY LANDLORD AND UNPAID RENT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant's part. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at four percentage points (4%) over the Prime Rate then in effect, from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rent. In addition, any Rent, including without limitation Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and/or Late Charges, which is not paid timely will accrue interest per annum at four percentage points (4%) over the Prime Rate from the date such payment is due until the date paid in full (including all accrued interest)-


19. VOLUNTARY SURRENDER, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the sole option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the sole option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies; provided however, that if Landlord elects to treat such termination as an assignment of any such sublease, Landlord shall have no obligation or liability to the subtenant thereunder for any claim, damage or injury which accrued prior to the date of surrender or mutual cancellation hereunder.


20. ABANDONMENT OF PERSONAL PROPERTY. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall forthwith remove Tenant's goods and effects and those of any other persons claiming through or under Tenant, or subtenancies assigned to it, and quit and deliver the Premises to the Landlord peaceably and quietly. Goods and effects not removed by Tenant after termination of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default) shall be considered abandoned. Landlord shall give Tenant notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as Landlord deems expedient, including public or private sale and/or storage in a public warehouse or elsewhere at the sole cost, and for the account, of Tenant, and Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees.


21. HOLD-OVER, if Tenant shall not immediately surrender the Premises at the expiration of the Term then Tenant shall, by virtue of the provisions of this
Section 21, become a tenant by the month. In such event Tenant shall be required to pay (i) during the first sixty (60) days of such holdover by Tenant, One Hundred Fifty Percent (150%) of the amount of the Monthly Base Rent in effect during the last month of the Term and (ii) commencing on the sixty-first (61st) day of such hold over by Tenant, twice the amount of the Monthly Base Rent in effect during the last month of the Term of this Lease, escalated in accordance with the provisions hereof, together, in each instance, with all Additional Rent in effect during the last month of the Term, commencing said monthly tenancy with the first day next after the end of the

Term; and said Tenant, as a month-to-month tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy, except as otherwise provided above with respect to the payment of Rent. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the Term, then at any time prior to the acceptance of the Rent by Landlord from Tenant, as a monthly tenant hereunder. Landlord, at its election or option, may reenter and take possession of the Premises forthwith, without process, or by any legal action or process in the Commonwealth of Virginia.


22.      INTENTIONALLY OMITTED.


23.      PARKING.

         a. Tenant shall be provided, without charge, twenty-five (25) unreserved parking spaces (or 3.22 spaces per 1,000 r.s.f. of the Premises then being leased by Tenant) located on the surface lot adjacent to the Building, for use by Tenant's employees, agents and guests.

         b. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the surface parking lot, and shall at all times abide by all rules and regulations promulgated by Landlord or the parking operator governing the use of the surface parking lot. Tenant understands and agrees that Landlord does not assume any responsibility for any damage or loss to any automobiles parked on the surface parking lot, or to any personal property located therein or thereon, or for any injury, sustained by any person in or about the surface parking lot.


24. NOTICES. Any and all notices or demands required or permitted herein shall be in writing and served (a) personally, (b) by certified mail, return receipt requested, or (c) by guaranteed overnight courier, at the addresses provided in
Section 1.g. above. If served personally, service shall be conclusively deemed made at the time of such delivery. If served by certified mail, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, pursuant to this Section 24. If served by overnight courier, service shall be conclusively deemed made one (1) business day after deposit with such courier. Either party may specify a different address according to the terms of this Section 24.


25. BROKERS. Landlord and Tenant recognize Insignial ESG, Inc. and CB Richard Ellis (collectively, the "Brokers") as the sole brokers with respect to this Lease and Landlord agrees to be responsible for the payment of any leasing commissions owed to the aforesaid Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of said Brokers. Landlord and Tenant each represents and warrants to the other that, except for the Brokers, no other broker has been employed in carrying on any negotiations relating to this Lease and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.


26.      ENVIRONMENTAL CONCERNS.

         a. Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

         b. Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws, by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 26 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

         c. As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

                  (i) those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C.ss.9601 EL SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource

         Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

               (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

                  (iii) any material, waste or substance which is (A) petroleum,
         (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.ss.1251 ET SEQ. (33 U.S.C.ss.1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. ss.1317); (E) flammables or explosives; or (F) radioactive materials.

         d. All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "Environmental Laws".


27. LANDLORD'S LIEN. TO secure the payment of all Rent and Additional Rent due and to become due hereunder and to assure the faithful performance of all of the other covenants of this Lease required to be performed by Tenant, Tenant hereby grants to Landlord an express contractual lien on and security interest in all property, chattels or merchandise which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, chattels or merchandise. All exemption laws are hereby waived by Tenant. Such contractual lien and security interest are: granted in addition to Landlord's statutory and common law liens and shall be cumulative thereto; and may be foreclosed with or without court proceedings, by public or private sale, upon not less than three (3) days' prior notice. Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Upon request of Landlord, Tenant shall execute Uniform Commercial Code financing statements relating to the aforesaid security interest.


28. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth in EXHIBIT D attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord; Tenant shall be given five (5) days' written notice of any such additions and modifications. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.


29. QUIET ENJOYMENT. Landlord covenants that, if Tenant is not in default hereunder, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises without disturbance from Landlord, subject to the terms of this Lease and to the rights of the parties presently or hereinafter secured by any deed of trust or mortgage against the Building.


30.      MISCELLANEOUS PROVISIONS.

         a. Time is of the essence with respect to each and every obligation under this Lease.

         b. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any prior or subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent.

         c. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorneys' fees.

         d. Except as expressly otherwise provided in this Lease, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and to their heirs, successors, representatives, executors, administrators, transferees and assigns. The term "Landlord," as used herein, shall mean only the owner of the Building and the Land or of a lease of the Building and the Land, at the time in question, so that in the event of any transfer or transfers of title to the Building and the Land, or of Landlord's interest in a lease of the Building and the Land, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing before such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

         e. At Landlord's request, Tenant will execute a memorandum of this Lease in recordable form setting forth such provisions hereof as Landlord deems desirable. Further, at Landlord's request, Tenant shall acknowledge before a notary public its execution of this Lease, so that this Lease shall be in form for recording. The cost of recording this Lease or memorandum thereof shall be borne by Tenant.

         f. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against

Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

         g. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Premises except as herein expressly set forth.

         h. Landlord and Tenant shall be excused from performing an obligation or undertaking provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by an Act of God, force majeure, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws orders of government, or of civil, military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, as applicable, including reasonable delays for adjustments of insurance (collectively, "Force Majeure"); provided, however, that no such event or cause shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent as provided herein.

         i. Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

         j. Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

         k. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld or delayed, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the sole effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages or expenses incurred by Tenant by reason of Landlord having withheld its consent. Nothing contained in this paragraph shall be deemed to limit Landlord's right to give or withhold consent unless such limitation is expressly contained in the paragraph to which such consent pertains.

         l. If any governmental entity or authority hereafter imposes a tax or assessment upon or against any of the rent or other charges payable by Tenant to Landlord hereunder (whether such tax takes the form of a lease tax, sales tax or other tax), Tenant shall be responsible for the timely payment thereof. Unless Landlord and Tenant otherwise agree in writing with respect to the payment thereof, Tenant shall pay the applicable tax to Landlord in monthly installments on the date upon which Tenant pays to Landlord the installments of Monthly Base Rent due under this Lease.

         m. This Lease and the Exhibits hereto constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. This Lease is not effective until executed and delivered by Landlord and Tenant and approved by any current mortgagee of the Building and/or the Project Land. The provisions of this Lease may not be modified in any way except by written agreement signed by both parties.

         n. This Lease shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia.

         o. Landlord shall provide an electronic access system with computerized card access at the front entrance of the Building. Landlord shall provide Tenant with twelve (12) access cards free of charge. Any cards requested by Tenant in excess of twelve (12) shall be provided at Tenant's sole cost and expense. Landlord shall not be responsible for the quality, action or inaction of the Building's or Premises' access system or for any damage or injury to Tenant, its employees, agents, invitees or their respective property resulting from any failure, action or inaction of the Building's and/or Premises' access systems.

         IN WITNESS WHEREOF, duly authorized representatives of Landlord and Tenant have executed this Deed of Lease under seal on the day and year first above written.


            SMII FAIRFAX, LLC. a Delaware limited liability company

     /S/ MLA                        BY: /S/ PETER E. POTRIKUS
    [INITIALS]                          ---------------------
                                         Name: Peter E. Potrikus
                                         Title:  Vice President

WITNESS:


                                    TENANT:

                                    EUROTECH, LTD., a District of Columbia
                                      corporation


/S/ EDMOND B. FROST                 By:
                                         Name:
                                         Title:



                                     LIST OF EXHIBITS

                       EXHIBIT A:   Floor Plan of Premises
                       EXHIBIT B:   Work Agreement
                       EXHIBIT C:   Declaration of Commencement Date
                       EXHIBIT D:   Rules and Regulations

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES



                        [FLOOR PLAN GRAPH APPEARS HERE]

                                WILLOWWOOD PLAZA
                                   SUITE 220

                                    EXHIBIT B

                                 WORK AGREEMENT

         This Work Agreement (the 'Work Agreement") is attached to and made a part of that certain Deed of Lease (the "Lease") dated August _, 2000, by and between SMII FAIRFAX, LLC, as landlord ("Landlord") and EUROTECH, LTD., as tenant ('Tenant") for the premises (the "Premises") described therein in the building known as 10306 Eaton Place, Fairfax, Virginia (the "Building"). It is the intent of this Work Agreement that Tenant shall be permitted freedom in the design and layout of the Premises, consistent with applicable building codes and requirements of law, including without limitation the Americans With Disabilities Act, as amended, and with sound architectural and construction practice in first-class office buildings, provided that neither the design nor the implementation of the Tenant Improvements (hereinafter defined) shall cause any interference to the operation of the Building's HVAC, mechanical, plumbing, life safety, electrical or other systems or to other Building operations or functions, nor shall they increase maintenance or utility charges for operating the Building. Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease. In the event of any conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail for the purposes of design and construction of the Tenant Improvements.

         A.       LEASEHOLD IMPROVEMENTS.

                  1- Improvements. Except as set forth immediately below, Landlord shall not be obligated to make any improvements in or to the Premises and Tenant shall accept the Premises in "as is" condition as of the Commencement Date.

                  2. Tenant Improvements. Tenant shall furnish and install in the Premises in accordance with the terms of this Work Agreement, the improvements set forth in the Tenant's Plans (hereinafter defined) which have been approved by Landlord in accordance with Paragraph B-2, below (the "Tenant Improvements"). The parties agree that (a) no furniture (including systems furniture) or equipment shall be included in the Tenant Improvements; and (b) no delay in installing Tenant's furniture (including systems furniture) or equipment in the Premises shall delay or otherwise affect the Commencement Date under the Lease. The costs of all design, space planning, and architectural and engineering work for or in connection with the Tenant Improvements, including without limitation all drawings, plans, specifications, permits or other approvals relating thereto, and all insurance, bonds and other requirements and conditions hereunder, and all costs of demolition and construction, including supervision thereof, shall be at Tenant's sole cost and expense, subject to the application of the Space Plan Allowance and the Improvement Allowance in accordance with the terms of this Work Agreement.

         B.       PLANS AND SPECIFICATIONS

                  1. Space Planner. Tenant has retained the services of (the "Space Planner"), who will design the Premises and prepare the Contract Documents (hereinafter defined). The Space Planner shall meet with the Construction Supervisor (hereinafter defined) from time to time to obtain information about the Building and to insure that the improvements envisioned in the Contract Documents do not interfere with and/or adversely affect the Building or any systems therein. The Space Planner and the Engineers (hereinafter defined), shall prepare all plans and specifications described in Paragraph B.2, below, in conformity with the base Building plans and systems, and the Space Planner shall coordinate its plans and specifications with the Engineers and the Construction Supervisor. All fees of the Space Planner and the Engineers shall be borne solely by Tenant, subject to application of the Space Plan Allowance as hereinafter provided.

                  2. Engineers. Tenant shall retain the services of mechanical, electrical, plumbing and structural engineers approved by Landlord in its reasonable discretion (the "Engineers") to: (i) design the type, number and location of all mechanical systems in the Premises, including without limitation the heating, ventilating and air conditioning system therein, and to prepare all of the mechanical plans; (ii) assist Tenant and the Space Planner in connection with the electrical design of the Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans; (iii) assist Tenant and the Space Planner in connection with plumbing-related issues involved in designing the Premises and to prepare all of the plumbing plans; and (iv) assist Tenant and the Space Planner in connection with the structural elements of the Space Planner's design of the Premises and to prepare all the structural plans. All fees of the Engineers shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

                  3. TIME SCHEDULE.

                           a. On or before September 8, 2000, Tenant shall
furnish to Landlord for its review and approval a proposed detailed space plan for the Tenant Improvements (the "Final Space Plan") prepared by the Space Planner, in consultation with the Construction Supervisor and the Engineers. The Final Space Plan shall contain the information and otherwise comply with the requirements therefor described in SCHEDULE B-1 attached hereto. Landlord shall advise Tenant of Landlord's approval or disapproval of the Final Space Plan within seven (7) days after Tenant submits the Final Space Plan to Landlord. Tenant shall revise the proposed Final Space Plan to meet Landlord's objections, if any, and resubmit the Final Space Plan to Landlord for its review and approval within five (5) days after Landlord notifies Tenant of Landlord's objections, if any.

                           b. Within ten (10) days following Landlord's approval
of the Final Space Plan, Tenant shall furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the "Contract Documents") necessary and sufficient (i) for the construction of the Tenant Improvements in accordance with the Final Space Plan; and (ii) to enable the Contractor (hereinafter defined) to obtain a building permit for the construction of the Tenant Improvements. The Contract Documents shall contain the information and otherwise comply with the requirements therefore described in SCHEDULE B-2 attached hereto. Landlord shall advise Tenant of Landlord's approval or disapproval of the Contract Documents, or any of them, within seven
(7) days after Tenant submits the Contract Documents to Landlord. Tenant shall revise the Contract Documents to meet Landlord's objections, if any, and resubmit the Contract Documents to Landlord for its review and approval within five (5) business days after Landlord notifies Tenant of Landlord's objections, if any. Notwithstanding anything herein to the contrary, approval by Landlord of the Contract Documents shall not constitute an assurance by Landlord that the Contract Documents: (A) satisfy applicable code requirements, (B) are sufficient to enable the Contractor to obtain a building permit for the undertaking of the Tenant Improvements in the Premises, or (C) will not interfere with, and/or otherwise adversely affect, base Building systems.

                           c. The Final Space Plan and the Contract Documents
are referred to collectively herein as the Tenant's Plans."

                           d. The Tenant's Plans shall be prepared in accordance
with a Data Cadd or convertible DXF format for working drawings in conformity with the base Building plans and systems and with information furnished by and in coordination with the Construction Supervisor and Engineers. Tenant's Plan shall comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act, as amended), shall not interfere with or require any changes to or modifications of the base Building's HVAC, mechanical, electrical, plumbing, life safety or other systems or to other Building operations or functions, and shall not increase maintenance or utility charges for operating the Building in excess of the standard requirements for normal first-class office buildings in the Hernon, Virginia area.

                  4. Base Building Changes. If Tenant requests work to be done in the Premises or for the benefit of the Premises that necessitates revisions or changes in the design or construction of the base Building or Building systems, any such changes shall be subject to prior written approval of Landlord, in its sole discretion, and Tenant shall be responsible for all costs and delays resulting from such design revisions or construction changes, including architectural and engineering charges, and any special permits or fees attributed thereto. Before any such design and/or construction changes are made, Tenant shall pay to Landlord the full costs incurred by Landlord in connection with such changes including without limitation the Construction Supervision Fee (hereinafter defined) attributable thereto.

                  5. CHANGES.

                           a. In the event that Tenant requests any changes to
the Final Space Plan or the Contract Documents after Landlord has approved same, or if it is determined that the Contract Documents prepared in accordance with the Final Space Plan deviate from the requirements of applicable law, or interfere with, and/or otherwise adversely affect, base Building systems, Tenant shall be responsible for all costs and expenses and for all delay resulting therefrom, including without limitation costs or expenses relating to (i) any additional architectural or engineering services and related design expenses,
(ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, or (iv) removal or alteration of work or plans completed or in process. In addition, Tenant shall pay Landlord or, at Landlord's direction, the Construction Supervisor (hereinafter defined), a change order fee equal to five percent (5%) of any costs or expenses charged in connection with a change or modification of the Contract Documents.

                           b. No changes shall be made to the Contract Documents
without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed except to the extent such change affects the base Building or Building systems. Landlord shall not be responsible for delay in occupancy by Tenant, nor shall the Commencement Date shall be delayed, because of any changes to the Final Space Plan or the Contract Documents after approval by Landlord, or because of delay caused by or attributable to any deviation from applicable code requirements contained in the Contract Documents. Tenant shall be required to pay the costs incurred in connection with any changes to the Contract Documents or Final Space Plan to Landlord, in full, within ten (10) days after invoice.

         C.       COST OF TENANT IMPROVEMENTS

                  1. Construction Costs. All costs of design and construction of the Tenant Improvements, including without limitation the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, all demolition costs, all direct and indirect construction costs, insurance, bonds and other requirements, any changes and the Construction Supervision Fee (collectively, "Construction Costs"), shall be paid by Tenant, subject, however, to the application of the Improvement Allowance described in Paragraph C.2 below, not previously disbursed pursuant to this Work Agreement (collectively, the "Available Allowance").

                  2. Improvement Allowance. Provided that Tenant has fully performed all of its obligations under this Work Agreement and the Lease, Landlord agrees to provide to Tenant an

                               EXHIBIT B. PAGE 2
allowance (the "Improvement Allowance") in the amount of up to Fifteen Thousand Seven Hundred Twenty-Two Dollars ($15,722.00) (Two Dollars ($2.00) per rentable square foot of the Premises), to be applied solely to the Construction Costs. Subject to the provisions of Paragraph C.4, below, the Construction Costs shall be reimbursed by Landlord to Tenant from the Available Allowance, as invoices therefor are rendered to Landlord as and when Construction Costs are actually incurred by Tenant; provided, however, that Landlord shall have received partial lien waivers and such other documentation as Landlord may require from the party requesting such payment.

                  3. Costs Exceeding Available Allowance. All Construction Costs outstanding upon exhaustion of the Space Plan Allowance and Improvement Allowance shall be borne exclusively by Tenant, and Tenant agrees to indemnify Landlord from and against any such costs. All amounts payable by Tenant pursuant to this Work Agreement shall be deemed to be Additional Rent for purposes of the Lease. If required by Landlord, Tenant shall provide evidence satisfactory to Landlord that Tenant has sufficient funds available to pay all Construction Costs in excess of the Space Plan Allowance and Improvement Allowance.

                  4. Disbursement of Improvement Allowance. Not more than once each calendar month, Tenant shall present to Landlord Tenant's request for payment ("Draw Request") for such Tenant Improvements work which has been completed to date. Each Draw Request shall include Tenant's certification that the Tenant Improvements covered thereby have been completed, and shall be substantiated by invoices or other evidence of payment for such Tenant Improvements. Within thirty (30) days of Landlord's receipt of a complete and correct Draw Request, Landlord shall make payment to Tenant (or to the Contractor or Tenant's vendors, as hereinafter provided).

                  (i) All Draw Requests covering construction work shall be accompanied by the AIA Application and Certificate for Payment (AIA Documents G702 and G703), certified by Tenant's architect, and covering only such work as is actually installed in the Premises. All Certificates for Payment shall include full, partial, or conditional releases of lien, as the case may be, and other such documentation as Landlord may reasonably request. Prior to substantial completion of Tenant Improvements, all Certificates for Payment shall include retainage of not less than ten percent (10%) of the value of the work in place.

                  (ii) In the case of invoices greater than Five Thousand Dollars ($5,000.00), Tenant may request that Landlord make payment directly to the Contractor, or to any supplier or vendor involved in the construction of the Tenant Improvements. Any such request(s) shall be included in the applicable Draw Request, and shall be accompanied by the vendor's original invoice for the work.

                  (iii) In the event that Tenant is in default of the Lease, Landlord shall have no obligation to make any disbursement of the Improvement Allowance, until such time as Tenant has cured the default.

                  (iv) Landlord shall have the right, but not the obligation, to pay the Contractor or any workers, material and service suppliers, and all other persons who have performed work or supplied materials or services in connection with Tenant Improvements if Tenant has failed to do so, and Tenant shall pay Landlord on demand the amount Landlord has so paid (and such amount shall constitute Additional Rent under the Lease), unless such payment is made by Landlord prior to the disbursement of ninety percent (90%) of the Improvement Allowance, in which case the amount of such payment shall be deducted from the Improvement Allowance.

         D.       CONSTRUCTION

                  1. Selection of General Contractor. Once Landlord has approved the Contract Documents, Tenant shall prepare a bid package ('Bid Package"), which Bid Package shall be subject to Landlord's approval in its reasonable discretion. Tenant shall submit the Bid Package to at least three (3) general contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld (the "Approved Bidders"), in order to obtain from such Approved Bidders market rate, fixed price bids (the "Bid Price") for the contract for construction of the Tenant Improvements. Within three (3) business days after Tenant receives bids from those Approved Bidders which timely submit conforming bids, Tenant shall (a) discuss with the Approved Bidders the bids they submitted; (b) select the contractor ("Contractor") which will undertake construction of the Tenant Improvements from among the Approved Bidders submitting conforming bids; and (c) enter into the Construction Contract (hereinafter defined) and begin construction of the Tenant Improvements.

                  2. Construction Supervision. All Tenant Improvements shall be performed by the Contractor selected in accordance with this Work Agreement. Landlord shall retain LPC Commercial Services, Inc. ("Construction Supervisor") as Landlord's construction supervisor in connection with the construction of the Tenant Improvements, and Tenant shall pay the Construction Supervisor a construction supervision fee ("Construction Supervision Fee") equal to five percent (5.0%) of the total Construction Costs (excluding design and architectural fees) incurred in connection with the Tenant Improvements, to cover the costs of coordination and supervision of the Tenant Improvements work. The Construction Supervision Fee shall be deducted from the Improvement Allowance.

                               EXHIBIT B, PAGE 3

                  3. LANDLORD INSPECTION. Landlord and its representatives are authorized by Tenant to make periodic inspections of the Premises during construction of the Tenant Improvements to examipe the work being performed and to discuss with the Contractor anything having to do with the Tenant Improvements, the Building and/or the base Building systems. The Construction Contract shall specify that the Contractor shall cooperate with Landlord and its representatives, including the Construction Supervisor, in connection with the undertaking of the Tenant Improvements, and that the Contractor shall provide to, and discuss with, Landlord and its representatives whatever information that Landlord reasonably requires.

                  4. DELAYS, if Tenant shall be delayed in substantially completing the Tenant Improvements for any reason whatsoever, such delay (a 'Tenant Delay") shall not postpone or defer the Commencement Date or Tenant's obligations under this Lease.

         E. Contractor's Rules and Regulations. The Contractor and all subcontractors, vendors, and materialmen who participate in the construction of the Tenant Improvements shall observe all rules and regulations (the "Construction Rules and Regulations") promulgated by Landlord in connection with the performance of work in the Building, attached hereto as SCHEDULE B-3.

         F. TENANT'S AGENT Tenant hereby designates Conrad DeLateur, whose address is 1216 16th Street, N.W., Suite 200, Washington, D.C. 20036, to act as Tenant's agent for purposes of authorizing and executing any and all documents, workletters or other writings and changes thereto needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein, and Landlord shall have the right to rely on any documents executed by such authorized party.


                                LIST OF SCHEDULES

                 SCHEDULE B-1  REQUIREMENTS FOR FINAL SPACE PLAN
                 SCHEDULE B-2 REQUIREMENTS FOR CONTRACT DOCUMENTS SCHEDULE B-3 CONSTRUCTION RULES AND REGULATIONS

                               EXHIBIT B, PAGE 4

                                  SCHEDULE B-1

                        REQUIREMENTS FOR FINAL SPACE PLAN

         Floor plans, together with related information for mechanical, electrical and plumbing design work, showing partition arrangement and reflected ceiling plans (three (3) sets), including without limitation the following information:

         a. identify the location of conference rooms and density of occupancy;

         b.       indicate the density of occupancy for all rooms;

         c. identify the location of any food service areas or vending equipment rooms;

         d. identify areas, if any, requiring twenty-four (24) hour air conditioning;

         e. indicate those partitions that are to extend from floor to underside of structural slab above or require special acoustical treatment;

         f. identify the location of rooms for, and layout of, telephone equipment other than building core telephone closet;

         g. identify the locations and types of plumbing required for toilets (other than core facilities), sinks, drinking fountains, etc.;

         h. indicate light switches in offices, conference rooms and all other rooms in the Premises;

         i. indicate the layouts for specially installed equipment, including computer and duplicating equipment, the size and capacity of mechanical and electrical services required and heat rejection of the equipment;

         j. indicate the dimensioned location of: (A) electrical receptacles (one hundred twenty (120) volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (B) electrical receptacles for use in the operation of Tenant's business equipment which requires two hundred eight (208) volts or separate electrical circuits, (C) electronic calculating and CRT systems, etc., and (D) special audio-visual requirements;

         k. indicate proposed layout of sprinkler and other life safety and fire protection equipment, including any special equipment and raised flooring;

         l.       indicate the swing of each door;

         m. indicate a schedule for doors and frames, complete with hardware, if applicable; and

         n.       indicate any special file systems to be installed.

                                  SCHEDULE B-2

                       REQUIREMENTS FOR CONTRACT DOCUMENTS

         Final architectural detail and working drawings, finish schedules and related plans (three (3) reproducible sets) including without limitation the following information and/or meeting the following conditions:

         a. materials, colors and designs of wallcoverings, floor coverings and window coverings and finishes;

         b. paintings and decorative treatment required to complete all construction;

         c. complete, finished, detailed mechanical, electrical, plumbing and structural plans and specifications for the Tenant Improvements, including but not limited to the fire and life safety systems and all work necessary to connect any special or non-standard facilities to the Building's base mechanical systems;

         d. all final drawings and blueprints must be drawn to a scale of one-eighth (1/8) inch to one (1) foot. Any architect or designer acting for or on behalf of Tenant shall be deemed to be Tenant's agent and authorized to bind Tenant in all respects with respect to the design and construction of the Premises;

         e. for all new construction, Tenant shall purchase from Landlord (or its suppliers) and install in the Premises the following building standard equipment and materials: (1) ceiling tiles and suspension system, (2) diffusers, (3) doors (interior and exterior) and (4) door frames and hinges; and

         f. notwithstanding anything to the contrary set forth herein, in the Work Agreement or in the Lease, Tenant shall not request any work which would: (1) require changes to structural components of the Building or the exterior design of the Building; (2) require any material modification to the Building's mechanical installations or installations outside the Premises; (3) not comply with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the construction of the Building and/or the Premises, including specifically, but without limitation, the Americans With Disabilities Act, as amended;
                  (4) be incompatible with the building plans filed with the appropriate governmental agency from which a building permit is obtained for the construction of the Tenant Improvements or with the occupancy of the Building as a first- class office building; or (5) delay the completion of the Premises or any part thereof. Tenant shall not oppose or delay changes required by any governmental agency affecting the construction of the Building and/or the Tenant Improvements in the Premises.

                                  SCHEDULE B-3

                       CONSTRUCTION RULES AND REGULATIONS


1. Tenant and/or the general contractor will supply Landlord with a copy of all permits prior to the start of any work.

2. Tenant and/or the general contractor will post applicable permits on a wall of the construction site while work is being performed.

3. Public area corridor, and carpet, is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under reconstruction.

4.       Walk-off mats are to be provided at entrance doors.

5. Contractors will remove their trash and debris daily, or as often as necessary to maintain cleanliness in the building. Building trash containers are not to be used for construction debris. Landlord reserves the right to bill Tenant for any cost incurred to clean up debris left by the general contractor or any subcontractor. Further, the building staff is instructed to hold the driver's license of any employee of the contractor while using the freight elevator to ensure that all debris is removed from the elevator.

6. No utilities (electricity, water, gas, plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of the Landlord.

7. No electrical services are to be put on the emergency circuit, without specific written approval from the Landlord.

8. When utility meters are installed, the general contractor must provide the property manager with a copy of the operating instructions for that particular meter.

9. The Landlord will be notified of all work schedules of all workmen on the job and will be notified, in writing, of names of those who may be working in the building after "normal" business hours.

10. Passenger elevators shall not be used for moving building materials and shall not be used for construction personnel except in the event of an emergency. The designated freight elevator is the only elevator to be used for moving materials and construction personnel. This elevator may be used only when it is completely protected as determined by Landlord's building engineer.

11. Contractors or personnel will use loading dock area for all deliveries and will not use loading dock for vehicle parking.

12. Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to trash room and will not use any building trash receptacles but trash receptacles supplied by them.

13. No building materials are to enter the building by way of main lobby, and no materials are to be stored in any lobbies at any time.

14. Construction personnel are not to eat in the lobby or in front of building nor are they to congregate in the lobby or in front of building.

15. The Landlord is to be contacted by Tenant when work is completed for inspection. All damage to building will be determined at that time.

16. All key access, fire alarm work, or interruption of security hours must be arranged with the Landlord's building engineer.

17.      There will be no radios allowed on job site.

18. All workers are required to wear a shirt, shoes, and full length trousers.

19. Protection of hallway carpets, wall coverings, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

20. Public spaces-- corridors, elevators, bathrooms, lobby, etc.-- must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at Tenant's cost

21. There will be no smoking, eating, or open food containers in the elevators, carpeted areas or public lobbies.

                                    EXHIBIT C

                        DECLARATION OF COMMENCEMENT DATE


         This Declaration of Commencement Date is made as of ______________, 2000, by SMII FAIRFAX, LLC ("Landlord"), and EUROTECH, LTD. ('Tenant"), who agree as follows:

         1. Landlord and Tenant entered into a Deed of Lease dated August _, 2000, in which Landlord leased to Tenant and Tenant leased from Landlord certain Premises described therein in the office building located at 10306 Eaton Place, Fairfax, Virginia (the "Building"). All capitalized terms herein are as defined in the Lease.

         2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement Date of the Term:

                  a.       the Commencement Date of the Lease is ________;

                  b.       the Lease Expiration Date of the Lease is _______;

                  c. the number of rentable square feet of the Premises is.

                  d. Tenant's Pro Rata Share of Operating Expenses is _______%; and

                  e.       Tenant's Pro Rata Share of Real Estate Taxes is
                           ________%

         3.       Tenant confirms that:

                  a. it has accepted possession of the Premises as provided in the Lease;

                  b. Landlord is not required to perform any work or furnish any improvements to the Premises under the Lease;

                  c. Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

                  d. the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: ______________________; and

                  e. there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

         4. The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.


                                    LANDLORD:

WITNESS:                            SMII FAIRFAX, LLC, a Delaware limited
                                      liability company


                                    By:  /S/ PETER E. POTRIKUS
                                         ---------------------
                                    Name: /S/ PETER E. POTRIKUS
                                          ---------------------
                                    Title: Vice President


                                    TENANT:
WITNESS:

/S/ EDMOND B Frost                  EUROTECH, LTD., a District of Columbia
------------------                    corporation
Edmond B Frost

                                    By: /S/ DON V. HAHNFELDT
                                        --------------------
                                    Name: Don V. Hahnfeldt
                                    Title:  President  & CEO

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                                    EXHIBIT D

                               RULES & REGULATIONS


1. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including without limitation coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2. No cooking (except for hot-plate and microwave cooking by Tenants' employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3. No inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

5. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6. Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7. Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by the Landlord in writing.

8. Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

9. Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

10. All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

11. No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

12. Tenant shall maintain and clean all areas or rooms within the Premises in which security classified work is being conducted or in which such work is stored; Landlord shall not provide standard janitorial service to such areas, the provisions of Section 9 of this Lease notwithstanding.

13. Landlord reserves the right to shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement

14. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

15. Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for

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         Tenant's employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

16. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building's air conditioning and ventilation systems.

17. Tenant will replace all broken or cracked plate glass windows and doors at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

18. In the event it becomes necessary for the Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

19. Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant's lease and shall be sufficient cause for termination of this Lease at the option of Landlord.

                               EXHIBIT C, PAGE 2